Exhibit 10.11

NET COMMERCIAL LEASE

This Lease dated January 7, 2017, for reference purposes only, is by and between JCN PARTNERS, A CALIFORNIA LIMITED PARTNERSHIP (“Lessor”) and AUDENTES THERAPEUTICS, INC.  a Delaware corporation (“Lessee”).

IT IS HEREBY AGREED:

Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the premises described in Paragraph 1 below for the term and subject to the covenants, agreements and conditions hereinafter set forth. Lessee covenants, as a material part of the consideration for this Lease, to keep and perform all said covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.

1.Definitions. Unless the context otherwise specifies or requires, the following terms shall have the following meanings:

A.Building. The term “Building” shall mean the land and other real property and improvements located in 528-534 Eccles Avenue, South San Francisco, California, the surrounding grounds and parking and driveway areas, including the common easement roadway (“the “Common Roadway”) adjacent to the Building, which location is shown on Exhibit C attached hereto and incorporated herein by this reference.

B.Premises. The term “Premises” shall mean those sections of the Building outlined in yellow on the floor plans attached hereto as Exhibit A, and incorporated herein by this reference, commonly referred to as 528B Eccles Avenue, South San Francisco, CA consisting of approximately 39,599 square feet and the exclusive use of thirty-six (36) (which number includes 14 parking spaces on which items of personal property belonging to Lessee’s predecessor in  interest such as generators and trash enclosures) parking spaces marked on Exhibit B, attached hereto and incorporated herein by this reference, or as designated from tíme to time by Lessor. For purposes of Lessee’s responsibilities under this Lease, the Premises also includes the grounds surrounding the Premises particularly the two exterior concrete blocks and the walkway located adjacent to the East and North exterior walls of the Premises.  Lessee shall have access to the Premises 24 hours per day, 7 days per week.

C.Lessee's Percentage Share. The term “Lessee's Percentage Share”, except when said term refers to the cost of maintaining the Common Roadway, shall mean thirty-six and twenty-seven one hundredths percent (36.27%). Lessor and Lessee acknowledge that Lessee's

Percentage Share, except when said term refers to the cost of maintaining the Common Roadway, has been obtained by dividing the net rental area of the Premises, which Lessor and Lessee agree is 39,559 square feet, by the total net rental area of the Building, which Lessor and Lessee agree is 109,056 square feet, and multiplying such quotient by 100.  Lessee’s Percentage Share shall not be subject to change, except for physical additions or deletions to the Premises or Building, or caused by condemnation or destruction.

D.Lessee's Percentage Share of Common Roadway. The term “Lessee's Percentage Share” when said term refers to the cost of maintaining the Common Roadway shall mean twenty-one and seven one hundredths percent (21.07%). Lessor and Lessee acknowledge that Lessee's Percentage Share, when said term refers to the cost of maintaining the Common Roadway, has been obtained by dividing the net rental of the Premises, which Lessor and Lessee agree is 39,559 square feet, by the total square footage of the two buildings which use the Common Roadway which Lessor and Lessee agree is 187,770, and multiplying such quotient by 100.

E. Common Area Maintenance and Repair Costs. The term "Common Area Maintenance and Repair Costs ”  shall mean all commercially reasonable costs of maintaining and repairing, including the cost of any maintenance or service contract, the Building's water, sewer, ventilating and air-conditioning systems (unless such system only serves the Premises, or any part thereof, in which event Lessee shall maintain said system), common entryways, doors and passage ways, the plumbing and sewer system and sewer lines which extend from the Premises and the Building, the grounds surrounding the Building (including landscaping whether located adjacent to the Building or elsewhere on the parcel on which the Building is located), the parking areas and driveways and the Common Roadway (including but not limited to the resealing, re-striping and re-paving  of all such areas and filling in pot holes), fences, the drain and gutter pipes at the roof level, and all other Common Areas. Such term shall also include the cost of washing the exterior walls or painting or repairing such walls for the purpose of removing any graffiti which may appear thereon and management fee of three and three quarters percent (3.75%) of the Base Monthly Rent each month during the term of this Lease if John C. Nickel should die or become incapacitated to the extent he cannot reasonably manage the Building or if the Building is sold.

(1)Common Area Maintenance and Repair Costs shall not include the following:

(a)The cost of installing, operating and maintaining any

specialty service, such as daycare, cafeteria, athletic or recreational club;

(b)The cost of any work or service performed for any tenant of the Building (other than Lessee) to a materially greater extent or in a materially more favorable manner than that furnished generally to the tenants and other occupants (including Lessee);

(c)The cost of any repairs, alterations, additions, changes, replacements and other items which are made in order to prepare for a new tenant’s occupancy unless any such cost is required because of Alterations undertaken to the Premises by Lessee;

(d)The cost of any repair in accordance with the casualty and condemnation sections of this Lease, except for deductibles under any insurance policy carried by Lessor;

(e)Any costs representing an amount paid to a corporation related to Lessor which is in excess of the amount which would have been paid in the absence of such relationship;

(f)Interest and penalties due to late payment of any amounts owed by Lessor, except such as may be incurred as a result of Lessee’s failure to timely pay Lessee’s Percentage Share of Real Property Taxes, Insurance premiums or Common Area Maintenance and Repair Costs;

(g)Costs related to the existence and maintenance of Lessor as a legal entity, except to the extent attributable to the operation and management of the Premises or Building;

(2) Lessee, at its sole cost and expense shall have the right during business hours to examine and/or audit the books and documents evidencing the Common Area Maintenance and Repair Costs for both the Building and the common roadway once every calendar year.   Lessee at Lessee’s sole cost may also have the records maintained by Lessor for the Common Area Maintenance and Repair Costs audited by a reputable certified public accountant once every calendar year.    If any such audit should disclose that Lessee has been overcharged by Lessor for Lessee’s Percentage Share of Common Area Maintenance and Repair Costs for the Building or Lessee’s Common Area Maintenance and Repair Costs for the common roadway for any year, Lessee shall be credited for such overpayment, plus interest at the rate of 10% per annum. If such audit should disclose that Lessee has been undercharged by Lessor for any year, then Lessee shall pay to Lessor all such undercharged amounts within thirty (30) days with interest thereon at 10%

per annum. If the amount of any overcharge for the combined total of Lessee’s Percentage Share of Common Area Maintenance and Repair Costs and maintaining the Common Roadway exceeds ten percent (10%) of Lessee’s Percentage Share of Common Area Maintenance Costs and the cost of maintaining the Common Roadway for that year, Lessor shall promptly reimburse Lessee for the reasonable costs of such audit. The provisions of this Paragraph 1E(2) shall survive the expiration or earlier termination of this Lease.

2.Term; Delivery of Possession

A.The term of this Lease shall begin on June 1, 2017 (“Commencement Date”), and shall end, unless sooner term terminated as hereinafter provided, on May 31, 2027.

B.Lessor and Lessee acknowledge that Lessee has been in possession of a portion of the Premises as a subtenant of a prior tenant pursuant to a subletting agreement with that Tenant (the “Sublease”).     Therefore, so long as the Sublease is not terminated prior to its expiration date, Lessee will be deemed to have received possession of the portion of the Premises it occupies pursuant to the Sublease.

C.If possession of that portion of the Premises which Lessee does not occupy pursuant to the Sublease is not delivered to Lessee on the Commencement Date, Base Monthly Rent of $405.00 per day shall be abated until the date on which Lessor delivers possession of that portion of the Premises to Lessee.

3.Rent and General Provisions Regarding Payments.

A.   Lessee shall pay the following rent (“Base Monthly Rent”) to Lessor in advance no later than the first day of each month during the term of this Lease, commencing on the Commencement Date, for the rental of the Premises (except as provided in subparagraph 2C above):

From June 1, 2017, through May 1, 2018$52,945.00 per month

From June 1, 2018, through May 1, 2019$54,534.00 per month

From June 1, 2019, through May 1, 2020 $56,170.00 per month

From June 1, 2020  through May 1, 2021$57,855.00 per month

From June 1, 2021  through May 1, 2022$59,591.00 per month

From June 1, 2022  through May 1, 2023$61,378.00 per month

From June 1, 2023  through May 1, 2024$63,220.00 per month

From June 1, 2024 through May 1, 2025$65,117.00 per month

From June 1, 2025 through May 1, 2026$67,070.00 per month

From June 1, 2026 through May 1, 2027 $69,082.00 per month

B.All payments of Base Monthly Rent and all other sums due to be paid by Lessee to Lessor under this Lease, all of which are sometimes collectively referred to as “rent”, shall be paid to Lessor, without prior demand, prior notice, deduction or offset (except as may be otherwise provided in this Lease), in lawful money of the United States of America at Lessor’s address for notices hereunder (or to such other person or at such other place as Lessor may from time to time designate in writing).   Lessee may also pay rent by automatic clearing house (“ACH”) transfer. All rent, if not received by Lessor at said address or by ACH transfer within five (5) calendar days of the date the payment is due (such five (5) day period to include the due date), shall bear interest, from the due date until so received, at the rate of ten percent (10%) per annum. Lessee shall pay to Lessor the sum of Thirty Dollars ($30.00) for each check tendered by Lessee which is not honored for payment by Lessee's bank for whatever reason and the statutory penalties if Lessor elects to pursue said remedy.   In addition, Lessee shall pay to Lessor a late charge of five percent (5%) of the total amount of the payment due for each payment of Base Monthly Rent or other sum due pursuant to this Lease if said sum is not received by Lessor within five (5) calendar days of the date the payment is due (such five (5) day period to include the due date). Lessor and Lessee agree that Lessor will incur damages and expenses on account of any such late payment, including but not limited to added staff time to collect the sums due, accounting and legal expenses and interest or other charges, and that the amount of such damages and expenses will be extremely difficult and impractical to ascertain. Accordingly, the parties agree that the five percent (5%) late charge is a reasonable estimate of said expenses and damages.

C.All sums received by Lessor from Lessee shall be applied first to the oldest outstanding monetary obligation owed by Lessee to Lessor and any other designation of the manner in which said payment is to be applied by Lessee shall be void and of no effect.

D.If the term of this Lease commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, all rent due for such fractional month or months shall be prorated based on the actual number of days in that month.

E.Lessee shall pay to Lessor Lessee’s Percentage share of Common Area Maintenance and Repair Costs and Lessee’s Percentage Share of the cost of maintaining and repairing the Common Roadway, computed and billed quarterly in arrears.

4.Use. The Premises may only be used for the research, development and manufacturing of human pharmaceutical products using gene therapy technology and related office

and distribution functions.   The Premises shall be used for no other purpose, without the prior written consent of Lessor which consent shall not be unreasonably withheld, conditioned or delayed.   Lessor has made no warranty or representation that the Premises may be used for the use Lessee intends to make of the Premises and further makes no representation or warranty regarding the legality of the improvements made by the prior tenant to the Premises.

5.Security Deposit and Reporting Requirements.

A. No later than fifteen (15) business days prior to the Commencement Date, Lessee shall deposit with Lessor the sum of $600,000.00 as a security deposit (the “Security Deposit”). Of the required sum, at least $300,000 shall be immediately available funds (i.e.., wire transfer, cashiers’ check or certified check).  The balance of Security Deposit may be in the form of a letter of   credit containing no more conditions that those contained in the letter of credit given by Solstice Neurosciences, LLC to Lessor under the sublease pursuant to which Lessee occupies the Premises prior to Commencement Date.  The Security Deposit shall be held by Lessor as security for the faithful performance by Lessee of all of the provisions of this Lease to be performed or observed by Lessee. No portion of the Security Deposit may be used by Lessee for any monetary obligation owed by Lessee during the term of this Lease and any extension thereof, particularly the rent due for the last month of the term of this Lease or any extension thereof. If Lessee fails to pay rent or other charges hereunder, or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any portion of the Security Deposit for the payment of said obligation or of any other sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby.

B.    If Lessor so uses or applies all or any portion of the Security Deposit during the term of this Lease or any extension thereof, Lessee shall within fifteen (15) days after demand therefor deposit cash with Lessor in an amount sufficient to restore the Security Deposit to the full amount thereof. Lessee's failure to do so shall be deemed a failure to pay rent and shall constitute a material breach of this Lease. Lessor shall not be required to keep the Security Deposit separate from its general accounts.

C.   If Lessee performs all of Lessee's obligations hereunder, the Security Deposit, or so much thereof as has not theretofore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest hereunder) after the expiration of the term hereof and after Lessee has vacated the Premises and they are returned to Lessor in the condition in which they are obliged to be returned to Lessor. No trust relationship is created herein between Lessor and Lessee with respect to the Security Deposit.

D.   If Lessee ceases being a publicly traded company or if its financial statements are not readily available to Lessor, on the internet, Lessee will provide Lessor with one mid fiscal year interim complete financial statement and one audited annual statement, within 10 days of their preparation, each year throughout the term of the Lease including any option period, which statements shall be kept confidential by Lessor and Lessor’s consultants.

6.Limitations on Use. Lessee's use of the Premises shall be in accordance with the following:

A.Cancellation of insurance; increase in insurance rates. Lessee shall not do, bring, or keep anything in or about the Premises that will cause a cancellation of any insurance covering the Premises and the Building.   If the rate of any insurance carried by Lessor is increased as a result of any activity of Lessee at the Premises, or if any lender of  Lessor shall require Lessor to carry additional insurance as a result of any activity of Lessee at the Premises, Lessor shall notify Lessee of said event at least fifteen (15)  days prior to the date on which such premium is due and Lessee shall pay a sum equal  to the total difference between the original premium and the increased premium to Lessor within five (5)  days before the date Lessor is obligated to pay said premium on the insurance. If Lessee should so request, Lessor shall deliver to Lessee a statement from Lessor’s insurance carrier or lender stating that the rate increase or requirement of additional insurance was caused primarily by an activity of Lessee on the Premises.

B.Compliance with Laws. Lessee shall, at Lessee’s sole cost and expense, comply with all laws, governmental regulations and restrictions of record concerning the Premises or Lessee’s use of and activities in the Premises, including without limitation, the obligation at Lessee’s cost to alter, maintain, or restore the Premises, in compliance and conformity with all laws and governmental requirements relating to the condition, use, or occupancy of the Premises during the term of this Lease or any extension thereof, whether foreseen or unforeseen, regardless of the cost, and regardless of when during the term the work is required, including, without limitation the United States Americans With Disabilities Act, California Title 24 of the California Building Code, and all laws regulating the production of pharmaceuticals or drugs and regulations issued by the Food and Drug Administration of the United States Government or any other state, federal or local  governmental agency with jurisdiction with respect thereto.

C.Limits on Hazardous Materials. Lessee shall not store, or permit the storage, or use, or permit the use, of Hazardous Materials in such a manner which would result in contamination, in violation of any law or regulation, described in Paragraph 6.C.(1) below, of the Building, the Premises, or the surrounding soil or air, or cause a substantial risk of fire, explosion, or release of hazardous, noxious or corrosive fumes in or about the Premises or the Building or within fifty (50) feet thereof, or conduct, or permit to be conducted, any hazardous activities which would involve contamination of the Building, Premises or surrounding soil or air in violation of any law or regulation described in Paragraph 6.C.(1) below, or cause a substantial risk of fire, explosion, flood or noxious, hazardous, or corrosive fumes in or about the Premises or Building or the Common Roadway or within fifty (50) feet thereof or endanger the good health of any occupant or invitee to the Building or Premises or user of Common Roadway. In addition to, and not by way of limitation of, Lessee’s obligations set forth in this Lease, Lessee shall at all times comply with all local, state and national laws regarding the manufacture, transportation, storage, use and disposal of all Hazardous Materials.

(1)As used in this Lease, the term “Hazardous Material (s) ” shall include the following: any substance or material defined as “hazardous” or “toxic” by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended from time to time; the Hazardous Materials Transportation Act (42 U.S.C. Section 1801 et seq.), as amended from time to time; the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended from time to time; the Hazardous Waste Control Law, California Health & Safety Code Section 25100 et seq., as amended from time to time; the Safe Drinking Water and Toxic Enforcement Act of 1986, as amended from time to time; any rules and regulations promulgated under the foregoing statutes; rules and regulations of the Environmental Protection Agency, the California Water Quality Control Board, the Department of Labor, the California Department of Industrial Relations, the Department of Transportation, the Department of Agriculture, the Consumer Product Safety Commission, the Department of Health and Human Services, the Food and Drug Administration any other governmental agency now or hereafter authorized to regulate or protect the environment or human health or safety; and any other federal, state, or local law, statute, ordinance, or regulation now in effect or later enacted to protect the environment or human health or safety (collectively, “Environmental Laws”).  Lessor represents to Lessee that as of the Commencement Date it is not in default under any deed of trust encumbering the Building, that the Premises are not subject to any pending litigation, and there is no right of first refusal to lease or purchase the Building.

(2)Lessee shall keep adequate records to demonstrate that all Hazardous Materials are being properly handled, used, stored, transported and disposed of in accordance with all applicable laws and regulations and shall make said records available to Lessor promptly after receiving a request therefor from Lessor.  No more than once per year, Lessor shall have the right to appoint a consultant, at Lessee's expense, whose fee shall not exceed $5,000.00, upon no less than thirty (30) days’ written notice to Lessee, to conduct an investigation to determine whether Hazardous Materials are located in or about the Premises or whether Hazardous Materials have been released in such a manner as would violate applicable laws and regulations, and determine the corrective measures, if any, required to remove such Hazardous Materials. Lessee, at its expense, shall comply with all recommendations of such consultant.   If and to the extent Lessee is not in violation of applicable laws. Lessor and Lessor’s consultant shall use good faith efforts not to unreasonably disturb Lessee’s use and enjoyment of the Premises during any such investigation.

(3)Without limiting the applicability of any other indemnity provision of this Lease, Lessee shall indemnify, defend and hold Lessor harmless from all costs, expenses and liabilities, including reasonable attorneys’ fees as incurred by Lessor, arising from any violation by Lessee of the provisions of this Subparagraph 6C.

(4)Without limiting the foregoing, in the event Hazardous Materials brought onto the Premises by, or with the knowledge of, Lessee result in contamination of the Building, the Premises or any air, water or soil in or about the Building or the Premises in violation of any law or regulation described in Paragraph 6.C.(1) (except for Hazardous Materials that pre-existed before June 30, 2015), Lessee shall, at its sole cost, promptly take all actions necessary to return the Premises and/or the Building to the condition existing prior to the contamination and into compliance with all laws and regulations described in Paragraph 6.C.(1). Any remedial action or disposal shall be undertaken in accordance with all applicable laws and regulations.

(5)Lessee shall promptly notify Lessor in writing of any discovery by Lessee, its agents or employees, of the release of any Hazardous Material onto the Premises or the Building and transmit to Lessor copies of all non-routine reports from any governmental agency having jurisdiction over any activity of Lessee in the Premises regarding any violations or suspected violations of any laws or regulations governing Lessee’s use of and activities within the Premises. Lessee shall furthermore promptly notify in writing Lessor of any non-routine inquiry, test, investigation or enforcement proceeding by or against Lessee or the Premises concerning a

Hazardous Material (each, a “Proceeding”). Lessee shall transmit to Lessor copies of any reports from any governmental agency having jurisdiction in connection with any such Proceeding. Lessee agrees that Lessor, as owner of the Building, shall have the right to take such actions as Lessor reasonably believes are necessary to protect its interest in the Building with respect to any such Proceeding. Lessee acknowledges that Lessor, as the owner of the Building, at its election, shall have the sole right, at Lessee’s expense, to negotiate, defend, approve and appeal any action taken or order issued in connection with any such Proceeding or with regard to a Hazardous Material by an applicable governmental authority.

D.Waste; Nuisance. Lessee shall not use the Premises in any manner that will constitute waste or nuisance (including, without limitation, the use of loudspeakers or sound or light apparatus that can be heard or seen outside the Premises, or the emission of noxious odors from the Premises) or interference with use or access of other tenants in the Building or of owners or occupants of adjacent properties. In the event any use of the Premises by Lessee attracts the attention of the public and the public enters or attempts to enter the Premises, the Building or the grounds surrounding the Building in a manner that would, if done by Lessee or any of Lessee's invitees, violate the provisions of Subparagraph E below, Lessee shall take all reasonable steps to abate such activities which shall be deemed to be a nuisance and Lessor shall allow Lessee a reasonable time to address such issues and take corrective measures.

E.Compliance with Rules Issued by Lessor. Lessee shall use the driveway(s) and Common Roadway so as not to impede any ingress or egress by other vehicles, and shall park all vehicles only in areas designated for such vehicles. Lessee shall also comply with all reasonable rules which have been or which may hereinafter be promulgated by Lessor regarding the use of the Common Roadway, driveways and parking areas, which rules will apply equally to all who have rights to use the Common Roadway. Lessee hereby consents to Lessor towing any such vehicles which do not comply with this subparagraph or the above described rules. Lessee shall also refrain from storing any property on the grounds surrounding the Premises or on driveways or parking areas or allowing the use of any such grounds except as means for ingress and egress from the Premises or the Building.

F.No Retail Sales. Lessee shall not conduct any retail sales of any goods or products from the Premises.

7.Personal Property Taxes. Lessee shall pay before delinquency all taxes, assessments, license fees and other charges that are levied and assessed against Lessee's personal property installed or located in or on the Premises, and that become payable during the term. Within thirty (30) days after written request by Lessor, Lessee shall furnish Lessor with satisfactory evidence of these payments.

8.Real Property Taxes Payable by Lessee.

A.Lessee shall pay to Lessor as additional rent, Lessee’s Percentage Share of all Real Property Taxes. As used herein, the term “Real Property Taxes” shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than: (i) any penalties or interest on taxes except to the extent caused by Lessee’s failure to pay any part thereof; (ii) documentary transfer taxes imposed on the sale or exchange of the Building; and (iii) franchise, inheritance, death, gift, income or estate taxes) imposed upon the Building by any authority having the direct or indirect power to tax, including any city, county, state, or federal government, any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof, levied against any legal or equitable interest of Lessor in the Building or any portion thereof, Lessor's right to rent or other income therefrom , and/or Lessor's business of leasing the Premises or Building.  The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in applicable law taking effect during the term of this Lease, including but not limited to a change in the ownership of the Building or the improvements therein, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the parties to this Lease.

B.Lessee’s liability hereunder to pay any tax shall be prorated on a daily basis to account for any fractional portion of a tax period included in the term of this Lease term or any extension thereof at its commencement and expiration.

C.Lessor shall notify Lessee, at least twenty-five (25) days before any taxes must be paid before incurring a penalty, of Lessee’s Percentage Share of the Real Property Taxes and whether Lessor has elected to pay said taxes in the permitted installments or in one lump sum prior to the date on which the first installment is due. Lessee shall pay Lessee’s Percentage Share of said taxes as shown in Lessor's notice at least ten (10) days prior to the date said taxes must be paid before incurring a penalty. If Lessee is given at least twenty-five (25) days’ notice prior to the date on which said taxes must be paid before incurring a penalty and Lessee fails to pay the sums required within ten (10) days of the date of the written notice, Lessee shall pay to

Lessor, as additional rent, all interest and penalties assessed by the taxing authority if Lessor has failed to make the timely payment of said taxes, in addition to the late charge provided for in Paragraph 3.

D.Lessee shall also reimburse Lessor for all of any increases in Real Property Taxes caused by an increase in the valuation of the Building due to the construction by Lessee of improvements to the Premises and measured by the value of such increased valuation.

9.Repairs.

A.Lessee's Responsibilities.

(1)On the Commencement Date, Lessee shall accept the Premises in their “as is” condition and in the condition in which Lessor is obligated to deliver them. Lessee acknowledges that it has been in possession of the Premises since June 30, 2015, and that Lessor has not had possession of the Premises nor any responsibility to repair or maintain the Premises since 1997.  Lessee shall, at all times during the term hereof, and at Lessee’s sole cost and expense, keep the Premises and every part thereof in good condition and repair, ordinary wear and tear, damage by fire, earthquake, or act of God excepted, Lessee hereby waives all rights to make repairs at the expense of Lessor or in lieu thereof to vacate the Premises as provided by California Civil Code Section 1942 or any other law, statute or ordinance now or hereafter in effect.   Said obligation on the part of Lessee includes, but is not limited to, maintaining, repairing and/or replacing internal columns, windows, fixtures, ballasts, lamps and light bulbs, roll-up doors, and the plumbing, electrical, and heating, ventilating and air-conditioning systems serving exclusively the Premises (whether or not the damaged portion of the Premises or the means of repairing the same are reasonably or readily accessible to Lessee and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises).

(2)Unless otherwise directed by Lessor in accordance with the terms of Paragraph 10, Lessee shall, at the end of the term of this Lease or any extension thereof, surrender to Lessor the Premises and all alterations, additions and improvements thereto in good condition which condition includes, without limitation, replacement of burnt-out lamps and ballasts, all roll up doors and dock levelers serviced and in good repair, the concrete floor in smooth condition and all interior walls in good condition and repair. Notwithstanding the foregoing, Lessee may remove Lessee’s trade fixtures upon termination of the Lease, so long as Lessee repairs any damage caused thereby to the Premises.  Lessor has no obligation and has made no promise to

alter, remodel, improve, repair, decorate or paint the Premises or any part thereof.   No representations respecting the condition of the Premises or the Building have been made by Lessor to Lessee, except as specifically herein set forth.

(3)Commencing on the Commencement Date, Lessee shall pay to Lessor Lessee's Percentage Share of Common Area Maintenance and Repair Costs as additional rent hereunder within fifteen (15) days of receiving a written notification from Lessor of Lessee’s Percentage Share of said costs.

B.Lessor's Responsibilities.

(1)Lessor shall at Lessor's expense (which shall not be included in Common Area Maintenance Costs unless expressly permitted pursuant to Section 1E above) maintain the roof (including the roof membrane), the foundation, the structural portions of the Building excluding internal support columns, and the exterior walls of the Building. Lessor’s financial responsibility for the roof is for the structure and membrane alone and does not include the costs of the maintenance of the drain pipes from the roof or other structures appurtenant thereto. Lessor’s financial responsibility for the exterior walls does not include maintenance, repair or replacement of the interior portion of the exterior walls, the interior partition walls, studs, sheet rock, or any windows, window frames, or plate glass or doors or any damage directly caused by the act or omission of Lessee or the costs of repairing any vandalism to the exterior walls or roof - all of which remain the responsibility of Lessee. Except in cases of an emergency posing a danger to persons or property or which materially interfere with the conduct of Lessee’s business, Lessor shall have no obligation to make repairs under this subparagraph until twenty (20) days after receipt of written notice of the need for such repairs from Lessee.   If the repairs cannot be completed within twenty days after receipt of such notice, Lessor shall not be in default hereunder if Lessor commences the repairs within the twenty days and continues thereafter to complete the repairs or if said repairs cannot be completed timely due to factors beyond the reasonable control of Lessor.

(2)Lessor, at Lessee’s expense shall maintain and repair all common areas (including lobbies and passage ways), grounds (including landscaping, parking areas, driveways and fences), drain pipes from the roof or other structures appurtenant thereto, any utility systems or services or portions thereof which serve the Building as well as the Premises and any damage caused by vandalism to the roof or exterior walls. If Lessee damages the internal columns in the Premises and fails within thirty (30) days after written notice from Lessor to commence the repair or replacement of said columns, Lessor at Lessor's option may enter the Premises and cause said repairs to be made. Lessee shall reimburse Lessor for the full cost of said repairs within thirty (30) days of being given written notice by Lessor of the amount of the cost of said repairs.

(3)If Lessor (or its employees, agents or contractors) undertakes work to the Building and that work directly causes damage to utility lines serving the Premises resulting in a termination of such utilities serving the Premises which causes Lessee to cease its operations in the Premises, if said interruption lasts longer than two business days,  Lessee shall be entitled to a rebate of Base Monthly Rent for each additional business day it does not have utility services and it cannot operate its business in the Premises.

10.Alterations.

A.Lessee shall not make any alterations or additions to the Premises (“Alterations”) without first obtaining Lessor's written consent. To obtain such consent, Lessee shall comply with each and every provision of the Work Letter attached hereto as Exhibit D and incorporated herein by this reference and any other agreements between Lessor and Lessee and/or other parties pertaining to the improvement, alteration, or maintenance of the Premises.

B.Any permitted alterations shall remain on and be surrendered with the Premises on expiration or termination of the term of this Lease or any extension thereof, except that (1) Lessor may elect at least one hundred and eighty (180) days prior to the expiration of the term or any extension thereof to require Lessee to remove any or all alterations that Lessee or its predecessor in interest has made to the Premises; or (2) Lessor may immediately demand the removal of such alterations if this Lease is terminated prior to the end of the term of the Lease or any extension thereof or if Lessee abandons the Premises.   If Lessor requires the removal of any or all of Lessee’s Alterations pursuant to the terms of this Paragraph 10, Lessee at its sole cost shall restore the Premises to empty warehouse space or the condition specified by Lessor before the last day of the then existing term or the deadline set forth in Lessors’ notice if this Lease is terminated prior the expiration of its term or any extension thereof. With respect to any improvement that involved the installation of bolts or other insertions into the concrete floor of the Premises,  if Lessor requires the removal of the improvements associated with said bolts or insertions,   Lessee agrees that it must return the concrete slab to a flat, useable surface by removing each anchor bolt or insertion so that its top is below the top of the concrete slab, filling the spalled areas and any holes and leveling surface with epoxy grout to make the resulting concrete slab level throughout and thereafter cleaning and sealing the concrete slab with a product of a quality equal to or superior to All Crete" or Thompson Concrete Seal. If Lessee fails to remove any of its alterations designated by Lessor and to so restore the Premises and Lessor incurs costs to restore the Premises or to remove additions or alterations made by Lessee, Lessee shall reimburse Lessor for all such costs incurred and shall also pay Lessor the current amount of Base Monthly Rent prorated for each day after the expiration of the then-current term that Lessor must occupy the Premises for the purpose of removing Lessee's Alterations or making repairs.

C.Lessor’s consent shall not be required for any single improvement of a cosmetic nature costing less than $100,000 in any twelve month period.

D.If Lessee makes any Alterations to the Premises as provided in this Paragraph 10, the Alterations shall not be commenced until five (5) business days after Lessor has received written notice from Lessee stating the date the installation of the Alterations are to commence so that Lessor may post and record an appropriate notice(s) of non-responsibility.

E.Lessee’s right to make Alterations, and the consent of Lessor given as required by this Paragraph 10 and the Work Letter, shall be deemed conditioned upon Lessee complying in the making of such Alterations with all requirements of federal, state and local laws and ordinances governing the manner in which such Alterations are made. Lessee shall complete of any such work according to applicable building codes and other applicable governmental regulations in a worker-like and expeditious manner.

F.Lessee shall pay all costs for any and all Alterations done by it or caused to be done by it on the Premises as permitted by this Lease. Lessor shall have no obligation or responsibility to make any alterations or improvements to the Premises except as specifically provided in this Lease. Lessee shall keep the Premises free and clear of all mechanics liens resulting from any Alterations done by or for Lessee. Lessee shall have the right to contest the correctness or the validity of any such lien if, upon demand by Lessor, Lessee promptly procures (in no event later than 20 days from the date of the recordation of the lien) and records a lien release bond issued by a corporation authorized to issue surety bonds in California in an amount equal to one and one-half times the amount of the claim of lien. The bond shall meet the requirements of Civil Code Sections 8150 and 8152 and shall provide for the payment of any sum that the claimant may recover on the claim (together with costs of suit, if it recovers in the action).

G.As a condition for giving its consent for any non-cosmetic Alterations costing in excess of $500,000 for any improvement or construction projects within any twelve

(12) month period,  Lessor may require that Lessee either: (1) create an escrow account with a professional escrow company for the payment of all contractors and equipment suppliers and make a deposit into that account of the full amount of the anticipated cost of said Alterations; or (2) obtain a completion bond in the full amount of the cost of the Alterations.   Following any deposit into an escrow account, Lessee may only withdraw such said funds from the escrow account in accordance with the terms of the escrow agreement entered into between Lessor and Lessee and the escrow company, provided that said agreement provides that no funds will be released to Lessee unless and until all costs of the subject Alterations project have been paid.   If Lessee is required to and elects to obtain a completion bond, the form of the bond and its amount must be reasonably approved in advance by Lessor.

H.If at any time a mechanics or materialman’s lien is recorded against the Building and Lessee fails to procure and record a lien release bond issued by a corporation authorized to issue surety bonds in California in an amount equal to one and one-half times the amount of the claim of lien which bond meets the requirements set forth in Subparagraph F above,  Lessee may not make any further non-cosmetic Alterations to the Premises, or purchase any additional equipment which purchase would expose the Building to a lien resulting from the purchase and installation of equipment in an amount in excess of $50,000.00 in any twelve month period without first obtaining the prior approval of Lessor.   Lessor may, as a condition for giving its approval, require that Lessee meet the conditions set forth in subparagraph G above (i.e., creating an escrow account or obtaining a completion bond).

11.Utilities and Services. Lessee shall make all arrangements for and pay for all utilities and services furnished to or used by it at or about the Premises, including, without limitation, gas, electricity, water, telephone service, meter fees, and trash collection, and for all connection charges.  The foregoing includes the requirement that Lessee install a water meter or sub-meter to monitor all of Lessee’s use of water in the Premises.   Lessor shall not be responsible for or have any liability whatsoever to Lessee arising in any way from any interruption of any utility or service furnished to the Premises regardless of duration and regardless of whether the interruption in any way affects Lessee’s ability to conduct its business within the Premises, unless the interruption was directly caused by some work directly undertaken by Lessor (or its employees, agents or contractors) at the Premises or at the Building, in which event the remedy stated in paragraph 9.B.(3) above shall apply.

12.Exculpation of Lessor. Except to the extent caused by the gross negligence or willful misconduct of Lessor, its employees, agents or contractors, Lessor shall not be liable to Lessee for any damage to Lessee or Lessee’s property from any cause. Lessee waives all claims against Lessor for damage to person or property arising for in any manner and for any reason, except that Lessor shall be liable to Lessee for damage to Lessee resulting from the  willful neglect or gross negligence of Lessor or its employees, agents or contractors.

13.Indemnity. Lessee shall be liable to Lessor for damage resulting from the negligence or misconduct of Lessee or its employees, agents or contractors.   Lessee shall indemnify, defend and hold Lessor, its agents, assigns, employees and contractors, harmless from all damages arising out of any damage to any person or property occurring in or about the Premises during the term of this Lease of any extension thereof and from all claims arising from the business of Lessee or its use and occupancy of the Premises.   Lessor shall indemnify, defend and hold Lessee, its agents, assigns, employees and contractors, harmless from all damages arising out of any damage to any person or property occurring in or about the common areas of the Building or the Common Roadway during the term of this Lease and any extension thereof arising from the gross negligence or willful misconduct of Lessor or its employees, agents or contractors. .

14.Insurance.

A.Lessee’s Liability Insurance. Throughout the term of this Lease and any extension thereof, Lessee shall, at its sole expense, maintain primary commercial public liability insurance, including coverage for bodily injury, property damage, emotional distress, wrongful death and personal injury, with a combined single combined liability limit of not less than Five Million Dollars ($5,000,000), insuring Lessor and Lessee against all liability of Lessee and its employees, agents and authorized representatives arising out of and in connection with Lessee's use or occupancy of the Premises.   Lessor and, at Lessor’s request its lender, shall be named as an additional insured under all policies used to meet this requirement. Lessee shall deliver to Lessor on or before the Commencement Date and annually thereafter Certificates of Insurance evidencing that all insurance required to be maintained by Lessee under this Lease has been obtained and is in full force and effect.

B.Lessee’s Personal Property, Fire and Plate Glass Insurance. Lessee, at its sole expense, shall maintain on all its personal property, Lessee's improvements, and alterations, in, on, or about the Premises, a policy of standard fire insurance, providing “all risk” or “special form” coverage (including coverage for vandalism and malicious mischief), to the extent of at least one hundred percent (100%) of their full replacement value. The proceeds from any such policy shall be used by Lessee for the replacement of its personal property and for the restoration of its improvements or alterations. Lessor shall be named as an additional insured on all insurance maintained pursuant to this Subparagraph on Lessee’s leasehold improvements and any alterations made to the Premises.

C.Fire, Multi-Peril Insurance on Premises. Lessor shall maintain on the Building with a combination of primary and excess liability coverage a Commercial Package Policy, including but not limited to standard fire, multi-peril, income replacement and rental loss, and excess liability insurance, to the extent of at least full replacement value of the Building and commercial general Liability coverage in an amount of not less than $5,000,000.    Lessor may also obtain earthquake insurance for damage to the Building and Lessee shall be required to pay Lessee's Percentage Share of any such premium. The insurance policy or policies shall be issued in the name of Lessor, and Lessor's lender, if required.

D.Payment of Premiums. Lessee shall pay to Lessor Lessee's Percentage Share of all premiums paid by Lessor for maintaining the insurance described in subparagraph C above. Reimbursement shall be made by Lessee within fifteen (15) after Lessor notifies Lessee of Lessee's Percentage Share of such costs, which notice shall include a copy of the invoice for the premium.   Lessee's obligation to pay the insurance premium costs shall be prorated for any partial year at the commencement and expiration of the term.

E.Waiver of Subrogation. The parties release each other, and their respective authorized representatives, from any claims for damage to any person or to the Premises and to the fixtures, personal property, Lessee's improvements, and alterations of either Lessor or Lessee in or on the Premises that are caused by or result from risks insured against under any insurance policies carried by the parties at the time of any such damage.  Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy. Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Lease.

F.General Terms of Lessee's insurance. All insurance obtained by Lessee pursuant to this Lease shall be primary and non-contributory with respect to any other insurance that may be available to Lessor. All public liability insurance and property damage insurance required to be carried by Lessee shall insure performance by Lessee of the indemnity provisions of paragraph 13 of this Lease. Lessor (and Lessor's lenders, if required by any such lender holding a security interest in the Building at any time during the term of this Lease or any extension thereof) shall be named as additional insureds under such policy or policies, and every policy shall contain cross-liability endorsements.

G.Other Insurance Matters. All the insurance required of Lessee under this Lease shall:

(1)Be issued by insurance companies authorized to do business in the State of California, with a Best’s rating of not less than A- VII; and

(2)Be issued as a primary policy.

In addition, Lessee will endeavor to  obtain from its carrier an endorsement in which the carrier agrees to provide thirty (30) days written notice to Lessor and Lessor's lender if so required by Lessor, , before cancellation or change in the coverage, scope, or amount of any policy.   If Lessee’s carrier refuses to provide such endorsement, Lessee shall provide to Lessor notice of any cancellation of the insurance required by this Paragraph 14 to be carried by Lessee to Lessor within three (3) business days of its receipt of such notice of cancellation or its failure to pay any premium for any such required insurance, whichever is earlier.

15.Destruction.

A.If, during the term, the Premises are totally or partially destroyed from a risk covered by the insurance described in Paragraph 14.C. above, rendering the Premises totally or partially inaccessible or unusable, Lessor shall restore the Premises, but not Lessee’s Alterations or any other tenant improvements present in the Premises on the Commencement Date. The restoration work will commence as soon as reasonably practical after the destruction given the time constraints arising from the need for Lessor to collect proceeds for the reconstruction from its insurance carrier, obtain engineering studies and acceptable building plans and apply for and obtain permits, etc.

(1) Such destruction shall not terminate this Lease provided, however, that : (1) the work, if there is a total destruction must be completed within one (1) year from the date of the event causing the destruction; or (2) if a partial destruction, the work must be completed within nine (9) months from the date of the event causing the destruction. If Lessor cannot complete the rebuilding within the foregoing time limits or if laws in effect at the time of destruction do not permit such restoration, either party may terminate this Lease immediately by giving notice to the other party. If a partial destruction occurs during the last twelve (12) months of the Lease term and the work cannot be completed within sixty (60) days from the date of the event causing the destruction, Lessee may terminate this Lease immediately by giving notice to Lessor. If Lessor intends to rebuild the Premises, Lessor shall give written notice of such fact to Lessee within forty-five (45) days of the event of destruction, including in said notice an estimate of when the rebuilding will be completed. If Lessee does not object in writing to the time estimates given by Lessor within fifteen (15) business days of the notice from Lessor, this Lease may not be terminated if, in fact, the work is substantially completed within thirty (30 days of the estimated date of completion and Lessor delivers possession of the damaged portion of the Premises or the Premises, as applicable, to Lessee.

(2) If the cost of the restoration exceeds the amount of proceeds anticipated to be received from the insurance required under Paragraph 14, Lessor may elect to terminate this Lease by giving notice to Lessee within fifteen (15) days after determining that the restoration cost will exceed the insurance proceeds. ln the case of destruction to the Premises only, if Lessor elects to terminate this Lease, Lessee, within fifteen (15) days after receiving Lessor's notice to terminate, may elect to pay to Lessor in cash, at the time Lessee notifies Lessor of its election, the difference between the amount of insurance proceeds and the cost of restoration, in which case Lessor shall restore the Premises. Lessor shall give Lessee satisfactory evidence that all sums contributed by Lessee as provided in this subparagraph have been expended by Lessor in paying the cost of restoration.    If Lessor elects to terminate this Lease and Lessee does not elect to contribute toward the cost of restoration as provided in this subparagraph, this Lease shall terminate.

B.If, during the term, the Premises are totally or partially destroyed from a risk not covered by the insurance described in Paragraph 14, rendering the Premises totally or partially inaccessible or unusable, Lessor shall have the option of restoring the Premises or terminating this Lease.   In the case of uninsured destruction to the Premises only, if Lessor elects to terminate this Lease, Lessee, within thirty (30) days after receiving Lessor’s written notice to terminate, may elect to pay to Lessor in cash or immediately available funds, at the time Lessee notifies Lessor of its election, the difference between ten percent (10%) of the then replacement cost of the Premises and the actual cost of restoration, in which case Lessor shall restore the Premises upon receipt of the required funds from Lessee. Lessor shall give Lessee satisfactory evidence that all sums contributed by Lessee as provided in this subparagraph have been expended by Lessor in paying the cost of restoration.

If Lessor elects to terminate this Lease and Lessee does not elect to contribute toward the cost of restoration as provided in this subparagraph, this Lease shall terminate.

C.If Lessor is required or elects to restore the Premises as provided in this Paragraph 15, Lessor shall not be required to restore Alterations made by Lessee or Lessee’s predecessor in interest, Lessee’s trade fixtures and equipment whether installed or not within the Premises, and Lessee's personal property, such excluded items being the sole responsibility of Lessee to restore.

D.In case of destruction and Lessor elects or is required to restore the Premises, there shall be an abatement of Base Monthly Rent, Common Area Maintenance Costs and other rent on the unusable portion of the Premises from the date of destruction to substantial completion of the work.

E.Notwithstanding anything to the contrary in this Paragraph, Lessee may elect to terminate the Lease if either: (1) there is a total destruction and the work cannot be completed within one year from the date of the event causing the destruction; (2) if there is a partial destruction and the work cannot be completed within nine (9) months from the date of the event causing the destruction; or (3) if there is a partial destruction during the last twelve (12) months of the term and the work cannot be completed within sixty (60) days from the date of the event causing the destruction.

F.Lessee waives the provisions of Civil Code Section 1932(2) and Civil Code Section 1933(4) with respect to any destruction of the Premises.

16.Condemnation - Definitions.

A.Definitions.

(1)“Condemnation” means: (a) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor (as defíned below); and (b) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of Condemnation or while legal proceedings for Condemnation are pending.

(2)“Date of Taking” means the date the Condemnor has the right to possession of the property being condemned.

(3)“Award” means all compensation, sums, or anything of value awarded, paid, or received on a total or partial condemnation.

(4)Condemnor means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

B.If, during the term or during the period of time between the execution of this Lease and the date the term commences, there is any taking of all or any part of the Premises or any interest in this Lease by Condemnation the rights and obligations of the parties shall be determined pursuant to this Paragraph 16.

If the Premises are totally taken by condemnation, this Lease shall terminate on the Date of taking. If any portion of the Premises is taken by Condemnation this Lease shall remain in effect, except that Lessee can elect to terminate this Lease if the remaining portion of the Premises, the Building or other improvements or the parking areas on the land on which the Building is located is rendered unsuitable for Lessee’s continued use of the Premises, as determined by Lessee in its sole discretion. lf Lessee elects to terminate this Lease, Lessee must exercise its right to terminate pursuant to this Paragraph 16.B by giving notice to Lessor within thirty (30) days after the nature and the extent of taking have been finally determined.  If Lessee elects to terminate this Lease as provided in this Paragraph, Lessee also shall notify Lessor of the termination, which date shall not be earlier than thirty (30) days nor later than ninety (90) days after Lessee has notified Lessor of its election to terminate; except that this Lease shall terminate on the date of taking if the date of taking falls on a date before the date of termination as designated by Lessee.  If Lessee does not terminate this Lease within the thirty (30) day period, this Lease shall continue in full force and effect except that Base Monthly Rent and the Common Area Maintenance Costs shall be reduced.

C.If any portion of the Premises is taken by condemnation and this Lease remains in full force and effect, on the date of taking the Base Monthly Rent and the Common Area Maintenance Costs shall be reduced by an amount that is in the same ratio to Base Monthly Rent and the Common Area Maintenance Costs as the value of the area of portion of the Premises taken bears to the total value of the Premises immediately before the date of taking.

D.Each party waives the provisions of Code of Civil Procedure Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

E.If there is a partial taking of the Premises and this Lease remains in full force and effect, Lessor at its cost shall accomplish all necessary restoration. Base Monthly Rent and the Common Area Maintenance Costs shall be abated or reduced during the period from the date of taking until the completion of restoration, but all other obligations of Lessee under this Lease shall remain in full force and effect. The abatement or reduction of Base Monthly Rent and the Common Area Maintenance Costs shall be based on the extent to which the restoration interferes with Lessee’s use of the Premises.

F.The award shall belong to and be paid to Lessor, except that Lessee shall receive from the award a sum attributable to: (i) Lessee’s relocation expenses; (ii) loss of business goodwill; (iii) Lessee’s equipment and trade fixtures; and (iv) Lessee's improvements or alterations made to the Premises by Lessee in accordance with this Lease, which Lessee’s improvements or alterations Lessee has the right to remove from the Premises pursuant to the provisions of this Lease but elects not to remove; or, if Lessee elects to remove any such Lessee’s improvements or alterations, a sum for reasonable removal and relocation costs not to exceed the market value of such improvements or alterations.

G.The taking of the Premises or any part of the Premises by military or other public authority shall constitute a taking of the Premises by condemnation only when the use and occupancy by the taking authority has continued for longer than one hundred eighty (180) consecutive days. During the one hundred eighty (180) day period all the provisions of this Lease shall remain in full force and effect, except that Base Monthly Rent and the Common Area Maintenance Costs shall be abated or reduced during such period of taking based on the extent to which the taking interferes with Lessee’s use of the Premises, and Lessor shall be entitled to whatever award may be paid for the use and occupation of the Premises for the period involved.

17.Assignment and Subletting.

A.Definitions. The occurrence of any of the following, whether voluntarily or involuntarily, because of death, divorce or disability, or by operation of law or otherwise, shall constitute a “Transfer” of this Lease:   (i) any direct or indirect sale, assignment, conveyance, alienation, sublease, hypothecation, encumbrance, mortgaging or other transfer of Lessee's interest in this Lease or in the Premises, or any part thereof or interest therein, including but not limited to any parking space assigned to Lessee; (ii) if Lessee is a Legal Entity (as defined below), the direct or indirect sale, assignment, conveyance, alienation, encumbrance, mortgaging or other Transfer of any of the Ownership Interests (as defined below) in such Legal Entity, (iii) if Lessee is a Legal Entity, some or all of whose Ownership Interests are owned by another Legal Entity, the occurrence of any of the events described in the preceding phrase (ii) with respect to such constituent Legal Entity, (iv) the cumulative transfer of more than twenty-five percent (25%) of the assets belonging to Lessee or more than twenty-five percent (25%) of its issued and outstanding shares; or (v) if any other person or entity (except Lessee’s authorized representatives, agents, contractors, employees, invitees or guests) occupies or uses all or any part of the Premises.

(1) As used herein, the term “Legal Entity” means any corporation, partnership, limited liability company, trust, association or other legal entity, and the term “Ownership Interest” means any share of stock, general or limited partnership interest, membership interest, beneficial interest or other ownership interest therein, as the case may be.    A “Transfer” includes a transfer of any interest in this Lease held by any subtenant, assignee, transferee or other person claiming an interest in Lessee’s interest in this Lease. The provisions of this Paragraph 17 apply fully to any Transfer by any subtenant, assignee or other holder of any interest in Lessee's interest in this Lease.

(2)  Notwithstanding the foregoing, a Transfer shall not include: (i) if and for so long as Lessee is a Legal Entity whose Ownership Interests are traded on any public securities exchange, the Transfer of any of the Ownership Interests of such Legal Entity on said exchange; or (ii) if Lessee is a corporation, limited liability company or limited partnership, the cumulative transfer up to twenty-five percent (25%) of the shares/stock, membership interests or limited partnership interests therein;  (iii) the Transfer of this Lease to a Legal Entity wholly owned or controlled by Lessee, or under common control with Lessee, (iv) any Transfer required after the completion of a public offering of the shares/stock in Lessee or successor entity of Lessee; or (v) any other event that results in an immaterial change in the ownership and control of Lessee or Lessee's interest in this Lease.   With respect to any of the foregoing exemptions from the definition of “Transfer” which shall be defined as an Exempt Transfer,  Lessee shall  inform Lessor at least thirty (30) days in advance of the effective date of the Exempt Transfer of the identity of the proposed transferee, the proposed effective date of the Exempt Transfer, and provide sufficient information to demonstrate to Lessor’s reasonable satisfaction that the Exempt Transfer meets all the requirements of this subparagraph (2) for a Transfer that does not require Lessor’s consent.      Lessor agrees to execute a commercially reasonable nondisclosure agreement if required in connection with an Exempt Transfer.

B.Lessee shall not engage in or permit any Transfer of this Lease absent full compliance with all of the terms and provisions of this Paragraph 17. Any Transfer of this Lease occurring without full compliance with all of the terms and conditions of this Paragraph 17 shall be voidable at the option of the Lessor, and shall constitute a material and incurable default on the part of Lessee under this Lease.

C.Prior to engaging in or permitting any Transfer other than an Exempt

Transfer, Lessee shall give notice of any intended Transfer to Lessor and shall provide Lessor with the following information in writing: (i) the name, address and ownership of the proposed transferee, (ii) the current balance sheet, statement of cash flows, report of any litigation in which the proposed Transferee is a party or is a judgment debtor, aged schedule of accounts receivable and payable, profit and loss statements, statement that all taxes payable by the proposed transferee are current, and all notes, if any, to all financial and profit and loss statements for the proposed transferee or any other person to be liable for the Lessee's obligations under this Lease covering the prior three years (or for such shorter period as the proposed transferee or other person may have been in existence), all certified as true and correct by the proposed transferee, other person or an authorized officer thereof, (iii) a full description of the terms and conditions of the proposed Transfer, including copies of any and all documents and instruments, any purchase and sale agreements, sublease agreements, assignment agreements and all other writings concerning the proposed Transfer, (iv) a description of the proposed use of the Premises by the proposed transferee, including any required or desired alterations or improvements to the Premises that may be undertaken by such transferee in order to facilitate its proposed use, and (v) any other information, documentation or evidence that may be reasonably requested by Lessor.  Lessor agrees that it shall hold all such information in confidence if requested to do so by Lessee and shall execute any reasonable confidentiality agreement presented on behalf of and for the benefit of any proposed transferee.

D. In connection with any proposed or requested consent to Transfer, other than an Exempt Transfer, Lessee shall pay to Lessor a transfer fee of $1,000.00 (payment of which shall accompany Lessee's request for Transfer), plus all of Lessor's reasonable attorneys' fees expended in connection with the proposed Transfer not to exceed $5,000.00.

E. For non-Exempt Transfers, within ten (10) business days after the submission of all required information described in Paragraph 17 C above, Lessor shall give notice to Lessee of its election under Paragraph 17.G.

F.Notwithstanding any other provision of this Paragraph 17, with respect to any Transfer pursuant to which all or a controlling share of Lessee’s issued and outstanding shares of stock and/or all of its assets are to be acquired by a third party,  upon receipt of the information required by Paragraph 17C,  Lessor shall approve the Transfer within the time period set forth in Paragraph 17E above, provided the  proposed transferee (i) possesses a net worth prior to the completion of the contemplated transfer of this Lease equal to or greater than the net worth of

Lessee on the Commencement Date (the term “net worth” shall mean a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (excluding goodwill as an asset); and (ii)  will assume in writing on the date when the contemplated Transfer closes all of Lessee’s obligations under this Lease and under all of Lessee’s collateral financial obligations and/or provide security reasonably acceptable to Lessor for all such obligations and covenant that the Transfer will in no way diminish or impair any security held by Lessor under this Lease or any other obligation pertaining to the Premises; and (iii) will not use the Premises for the testing or manufacture of pharmaceuticals or other products listed by governmental agencies as having a greater danger to human life or well being than those originally disclosed by Lessor to Lessee on or about July 2015 and permitted  within the Premises; and (iv)  will not allow a use that has a greater danger of release of Hazardous Materials in or about the Premises or the Building than that done by Lessee.

G.Upon receiving a request for Transfer of this Lease which Transfer must be approved by Lessor, and compliance by Lessee with all the requirements of this Paragraph 17, Lessor shall have the right to do any of the following:

(1)Lessor may consent to the proposed Transfer, subject to any reasonable conditions on such Transfer, which reasonable conditions may include without limitation: (a) that the proposed transferee assume in writing all of Lessee's obligations under the Lease (without, however, releasing Lessee therefrom); (b) in the case of a proposed sublease, that the subtenant agree that Lessor shall have the right to enforce any and all of the terms of the sublease directly against such subtenant, and if this Lease is terminated prior to the expiration of the sublease, that at the election of Lessor, the sublease shall not terminate and the subtenant will attorn to the Lessor; (c) that one half of all sums or other consideration received by Lessee from the Transferee for the right to use and occupy the Premises in excess of the rent paid to Lessor be paid as additional rent by Lessee to Lessor at the same time that Lessee pays Base Monthly Rent to Lessor;   (d)  that any existing Events of Defaults under this Lease be cured prior to the effective date of the Transfer; and (f) that the Transferee provide additional security deposits or other collateral or guarantees reasonably acceptable to Lessor..

(2)Lessor may deny its consent to the proposed Transfer, except with respect to an Exempt on any reasonable ground. Such grounds shall include, without limitation, any one or more of the following, and shall be conclusively deemed to be reasonable as to Lessee: (a) that the proposed transferee's financial condition is insufficient to support all of the financial and other obligations of the Lease; (b) that the use to which the Premises will be put by the proposed transferee is inconsistent with the terms of the Lease or otherwise will materially and adversely affect any interest of Lessor; (c) that the nature of the proposed transferee's proposed or likely use of the Premises would involve any increased risk of the use, release or mishandling of Hazardous Materials; or (d) that Lessor has not received assurances acceptable to Lessor in its sole discretion that all past due amounts owing from Lessee to Lessor (if any) will be paid and all other Events of Default on the part of Lessee (if any) will be cured prior to the effective date of the proposed Transfer.

H.Lessee acknowledges and agrees that each of the rights of Lessor set forth in Paragraph 17 in the event of a proposed Transfer is a reasonable restriction on Transfer for purposes of California Civil Code Section 1951.4.

I.Any consent to any proposed Transfer, whether conditional or unconditional, shall not be deemed to be a consent to any other or further Transfer of this Lease, or any other Transfer of this Lease on the same or other conditions (if any). No Transfer of this Lease shall in any way diminish, impair or release any of the liabilities and obligations of Lessee, any guarantor or any other person liable for all or any portion of the Lessee's obligations under this Lease.

18.Lessee’s Default. The occurrence of any one of the following events (each an “Event of Default”) shall constitute a material breach of this Lease by Lessee:

A.Lessee’s failure to pay Base Monthly Rent when due.

B.If Lessee shall fail to pay any other sum (all of which sums shall be deemed to be additional rent hereunder) to Lessor when due

C.Lessee’s breach of any non-monetary obligation of this Lease.

D.Lessee’s failure to perform any other provisions of this Lease if the failure to perform is not cured within thirty (30) days after notice has been given to Lessee. lf the default cannot reasonably be cured within thirty (30) days, Lessee shall not be in default of this Lease if Lessee commences to cure the default within the thirty (30) day period and diligently and in good faith continues to cure the default thereafter.

E.If this Lease or any estate of Lessee hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within fifteen (15) days.

If within thirty (30) days after the commencement of any proceeding against Lessee seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within thirty (30) days after the appointment of a receiver or liquidator of Lessee or of any material part of its properties such appointment shall not have been vacated.

19.Lessor’s Remedies.   If an Event of Default shall occur, Lessor shall have the following remedies. These remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law.

A.Lessor may continue this Lease in full force and effect, and this Lease will continue in effect as long as Lessor does not terminate Lessee’s right to possession, and Lessor shall have the right to collect rent when due. During the period Lessee is in default, Lessor may enter the Premises and relet them, or any part of them, to third parties for Lessee’s account. Lessee shall be liable immediately to Lessor for all costs Lessor incurs in reletting the Premises, including, without limitation, brokers commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease or any extension thereof, except that Lessee shall only be responsible for brokers commissions up until the remaining term of this Lease has expired. Lessee shall pay to Lessor the rent due under this Lease on the dates the rent is due, less the rent Lessor receives from any reletting. No act by Lessor allowed by this subparagraph shall terminate this Lease unless Lessor notifies Lessee that Lessor elects to terminate this Lease.

B.Lessor may terminate Lessee’s right to possession of the Premises at any time by giving a written termination notice to Lessee, and on the date specified in such notice (which shall be not less than five (5) days after the giving of such notice) Lessee’s right to possession shall terminate and this Lease shall terminate, unless on or before such date all arrears of rent and all other sums payable by Lessee under this Lease and all costs and expenses incurred by or on behalf of Lessor hereunder shall have been paid by Lessee and all other breaches of this Lease by Lessee at the time existing shall have been fully remedied to the satisfaction of Lessor. No act by Lessor other than giving notice to Lessee shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Lessor’s initiative to protect Lessor’s interest under this Lease shall not constitute a termination of Lessee’s right to possession. On termination, Lessor has the right to recover from Lessee:

(1)The worth, at the time of the award, of the unpaid rent that had been earned at the time of termination of this Lease;

(2)The worth, at the time of the award, of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of rent that Lessee proves could have been reasonably avoided;

(3)The worth, at the time of the award, of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of the loss of rent that Lessee proves could have been reasonably avoided; and

(4)Any other amount, and court costs, necessary to compensate Lessor for all detriment proximately caused by Lessee’s default. “The worth, at the time of the award” as used in (i) and (ii) of this subparagraph is to be computed by allowing interest at the rate of ten percent (10%) per annum. “The worth, at the time of award” as referred to in (iii) of this subparagraph is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).

C.Lessor, at any time after an Event of Default, may cure said default at Lessee’s cost. If Lessor at any time, by reason of Lessee’s default, pays any sum or does any act that requires the payment of any sum, the sum paid by Lessor shall be due immediately from Lessee to Lessor at the time the sum is paid, and if paid at a later date shall bear interest at the rate of ten percent (10%) per annum from the date the sum is paid by Lessor until Lessor is reimbursed by Lessee. The sum, together with interest on it, shall be deemed to be additional rent.

D.Lessor shall have the following additional remedies:

(1)In the event that a late charge is payable hereunder, whether or not collected, for three (3) installments of Base Monthly Rent or if Lessee fails to pay any other monetary obligation of Lessee under this Lease, Lessee shall pay to Lessor, if Lessor shall so request, in addition to any other payments required under this Lease, a monthly advance installment, payable at the same time as the Base Monthly Rent, as estimated by Lessor, for Lessee’s Percentage Share of Real Property Tax and insurance premium expenses which are payable by Lessee under the terms of this Lease. Such fund shall be established to insure payment when due, before delinquency, of Lessee's Percentage Share of Real Property Tax and insurance premiums. All moneys paid to Lessor under this subparagraph may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a default in the obligations of Lessee under this Lease, then any balance remaining from funds paid to Lessor under the provisions of this subparagraph may, at the option of Lessor, be applied to the payment of any monetary default of Lessee in lieu of being applied to the payment of real property taxes and insurance premiums.

(2)   In the event that a late charge is payable hereunder, whether or not collected, for three (3) installments of Base Monthly Rent in any twelve month period, Lessor may demand and Lessee shall pay to Lessor an amount equal to two months of Base Monthly Rent, in the amount of Base Monthly Rent then due, as an addition to the Security Deposit to be held pursuant to the terms of paragraph 5 of this Lease.  Lessee hereby waives its rights to demand a trial by jury in any action for unlawful detainer filed by Lessor.

E.          Lessee hereby waives its rights to demand a trial by jury in any action for unlawful detainer by Lessor.

F. Any monetary judgment or award against Lessee under this Lease shall bear interest at the rate of ten percent (10%) per annum regardless of the Court entering or enforcing such judgment or award.

20.Lessor’s Default. Lessor shall be in default of this Lease if it fails or refuses to perform any provision of this Lease that it is obligated to perform if the failure to perform is not cured within thirty (30) days after notice of the default has been given by Lessee to Lessor. If the default cannot reasonably be cured within thirty (30) days, Lessor shall not be in default of this Lease if Lessor commences to cure the default within the thirty (30) day period and diligently and in good faith continues to cure the default.

21.Limitation of Lessor’s Liability.  If Lessor is in default of this Lease, and as a consequence Lessee recovers a money judgment against Lessor, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Lessor in the Building or out of rent or other income from the Building receivable by Lessor or out of the consideration received by Lessor from the sale or other disposition of all or any part of Lessor’s right, title and interest in the Building. Lessor shall not be personally liable for any deficiency.

22.Lessor’s Entry on Premises. Lessor and its authorized representatives shall have the right to enter the Premises at all reasonable times, after reasonable written notice to Lessee, but in no event less than one (1) business day’s written notice, except in the case of an emergency when no notice will be required, for any of the following purposes:

A.To determine whether the Premises are in good condition and whether Lessee is complying with its obligations under this Lease.

B.To do any necessary maintenance, repair, replacement or alteration to the

Premises or the Building.

C.To serve, post, or keep posted any notices required or allowed under the provisions of this Lease.

D.To post “for sale” signs and “for rent” or “for lease” signs on the exterior of the Building at any time during the term (except that “for rent” and “for lease” signs may only be posted in the last 12 months of the term unless there has been an Event of Default).

E.To place signs on the exterior of the Building identifying the owner or manager or managing agent of the Building or complex.

F.To show the Premises to prospective brokers, agents, buyers, tenants or persons interested in an exchange, at any time during the term (except that Lessor may not show the Premises to potential tenants or their brokers until the last 12 months of the term unless there has been an Event of Default).  Lessor shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance, or other damage arising out of Lessor’s entry on the Premises as provided in this Paragraph 22. Lessee shall not be entitled to an abatement or reduction of rent if Lessor exercises any rights reserved in this Paragraph 22, unless occasioned by Lessor’s gross negligence or intentional wrongful conduct or that of Lessor’s employees, agents or contractors. Notwithstanding the foregoing, Lessor shall use good faith efforts to ensure all such entries do not unreasonably disturb Lessee’s use and enjoyment of the Premises.

23.Subordination.    This Lease is and shall be subordinate to any encumbrance now of record or recorded after the date of this Lease affecting the Building, other improvements and land of which the Premises are a part. Such subordination is effective without any further act on the part of Lessee. Within ten (10) business days after full execution of this Lease, Lessor must obtain and deliver to Lessee a non-disturbance and attornment agreement, executed by Lessor’s lender providing in substance that this Lease shall not be terminated by Lessor’s lender so long as Lessee has not committed an Event of Default which Event of Default has not been cured after the giving of the appropriate notice required by Paragraph 19 hereof.   and that if any lender instructs Lessee to pay any rent to said lender said payment will be deemed to be the payment of such rental obligation under this Lease.   Lessee shall from time to time on request from Lessor execute and deliver any commercially reasonable documents or instruments that may be required by a lender to effectuate any subordination of this Lease to any encumbrance now of record or recorded after the date of this Lease on the condition that any such instrument contain a quiet enjoyment clause guaranteeing Lessee’s rights hereunder so long as Lessee does not commit an

Event of Default which is not cured after the giving of the appropriate notice required by Paragraph 19 hereof. Lessee’s failure to so execute any such document after ten (10) business days' notice to Lessee requesting such execution shall be deemed to be an Event of Default under this Lease.

24.     Right to Estoppel Certificates. Within ten (10) business days after written notice from Lessor, Lessee shall execute and deliver to Lessor, a certificate stating that there are no defaults under the Lease, or itemizing any defaults Lessee contends exists, that the Lease is unmodified and in full force and effect, or in full force and effect as modified, and state the modifications and any other information reasonably required by a lender or purchaser, including but not limited to the amount of Base Monthly Rent, the date to which Base Monthly Rent has been paid in advance, and the amount of the Security Deposit or any prepaid rent. Failure to deliver the certificate within the ten (10) business days shall be conclusive as to Lessee that this Lease is in full force and effect and has not been modified except as may be represented by Lessor. If Lessee fails to deliver the certificate within the ten (10) business days, Lessee irrevocably constitutes and appoints Lessor as its special attomey-in-fact to execute and deliver the certificate to any third party.

25.Notice. Except for notices regarding an Event of Default or notice required by Paragraphs 18 and 19 of this Lease, any notice demand, request, consent, approval, or communication that either party desires or is required to give to the other party or any other person shall be in writing and either served personally or by overnight delivery with a recognized delivery service.   Any notices required by Paragraphs 18 and 19 or regarding an Event of Default shall be served by overnight delivery with a recognized delivery service to Lessee’s agent for service of process as set forth at the end of this Lease. The foregoing notwithstanding, any payment of rent designed to cure an Event of Default shall be transmitted to Lessor either by (i) personal delivery (including a delivery service such as Federal Express) and not by first class mail or (ii) automated clearing house (ACH transfer) or other electronic funds transfer.

Any notice demand, request, consent, approval, or communication that either party desires or is required to give to the other party shall be addressed to the other party at the address set forth at the end of this Lease. Either party may change its address by notifying the other party of the change of address. Lessee hereby appoints as its agent to receive the service of all unlawful detainer proceedings and notices thereunder its agent for service of process set forth at the end of this Lease. Service shall be deemed completed five (5) calendar days after the deposit of the summons and complaint in the mails as set forth herein and there shall be no further extension of time on account of mailing.

26.Waiver. The waiver by either party of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant, or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be construed to waive or to lessen the right of either party to insist upon performance by the other in strict accordance with said terms. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease, regardless of Lessor’s knowledge of such preceding breach the time of acceptance of such rent.

27.Sale of Premises. lf Lessor sells or transfers its interest in the Premises, upon the consummation of the sale or transfer, Lessor shall be released from any liability thereafter accruing under this Lease if Lessor’s successor has assumed in writing, for the benefit of Lessee, Lessor’s obligations under this Lease. If any letter of credit or prepaid rent has been paid by Lessee, Lessor can transfer the letter of credit or prepaid rent to Lessor’s successor and on such transfer Lessor shall be discharged from any further liability in reference to the security deposit or prepaid rent, if any.

28.Attorneys’ Fees. If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys’ fees and costs of suit. In any proceedings initiated by or against Lessee under the United States Bankruptcy Code, Lessor shall be entitled to recover any and all reasonable attorneys' fees and expenses arising from or in connection with proceedings for the assumption, rejection, or assignment of this Lease, stay relief, or other protection of Lessor’s interests, regardless of any default under the Lease.

29.Surrender of Premises. On expiration of the term, Lessee shall surrender to Lessor the Premises and all Lessee’s Alterations and equipment in good condition (except for ordinary wear and tear) unless Lessor has required Lessee to remove its Alterations and equipment.    The surrender of the Premises will only be deemed to have occurred when Lessee delivers all keys to the Premises to Lessor, or reimburses Lessor a reasonable amount for any lost or stolen keys. Lessee shall remove all of its personal property and trade fixtures prior to the expiration of the term of this Lease or any extension thereof or upon the earlier termination of this Lease. Lessee shall perform at its expense all restoration and repairs made necessary by the removal of any Alterations and equipment as required by this Lease and any other agreements between the Lessor and Lessee.

In the event Lessee fails to remove all of its equipment and personal property, in addition to any other remedies Lessor may have, Lessor may elect to retain or dispose of said personal property and equipment in any manner Lessor in its sole discretion may decide.  Without waiving any other remedy, Lessor shall if it so elects to by notice to Lessee title to any or all of Lessee’s equipment and personal property and retain or dispose of the same.  Lessee waives all claims against Lessor for any damage to Lessee resulting from Lessor’s retention or disposition of any such personal property. Lessee shall also be liable to Lessor for Lessor’s costs for storing, removing, and disposing of any personal property.

If Lessee falls to surrender the Premises to Lessor on expiration of the term as required by this paragraph 29, Lessee shall hold Lessor harmless from all damages resulting from Lessee's failure to surrender the Premises, including, without limitation, lost rental value and any claims made by a new tenant resulting from Lessee’s failure to surrender the Premises.

30.Holding Over. lf Lessee, with Lessor’s consent, remains in possession of the Premises after expiration or termination of the term, or after the date in any notice given by Lessor to Lessee terminating this Lease, such possession by Lessee shall be deemed to be a month-to-month tenancy terminable on ninety (90) days' notice given at any time by either party.  All provisions of this Lease except that pertaining to term shall apply to the month-to-month tenancy, and except that Base Monthly Rent shall be equal to one hundred and fifty percent (150%) of Base Monthly Rent payable immediately prior to the expiration or termination of this Lease. If Lessee holds over without Lessor’s consent, Lessor’s damages shall also include the per diem rental value of the Premises measured by one hundred and fifty percent (150%) of the Base Monthly Rent due in the last month of the term divided by 30 plus the daily cost of Lessee’s Percentage Share of Common Area Maintenance and Repair Costs, Real Property Taxes and insurance premiums.

31.Option to Extend Term.     Lessor hereby grants to Lessee an option (the “Option”) to extend the term of this Lease for two (2) five (5) year terms (the “Extension Periods”).  The first Extension Period shall commence upon the expiration of the initial term hereof and the second Extension Period shall commence upon the expiration of the first Extension Period.  The terms and conditions of the Option are as follows.

A.Exercise of Option.  The Option shall be exercised by Lessee giving to Lessor written notice of such exercise at least one hundred eighty (180) days prior to the expiration of the original term of this Lease for the first Extension Period and, for the second Extension Period, one hundred eighty (180) days prior to the expiration of the first Extension Period. Lessee shall have no right to exercise the Option for the second Extension Period if Lessee has not exercised the Option for the first Extension Period.

B.Terms and Conditions.  All terms and conditions of this Lease shall continue to be binding upon Lessor and Lessee during the Extension Periods except that the Base Monthly Rent during first Extension Period shall be as follows:

Months 1-12:$71,154.00 per month

Months 13-24: $73,289.00 per month

Months 25-36: $75,488.00 per month

Months 36-48: $77,752.00 per month

Months 48-60: $80,085.00 per month

Base Monthly Rent for the second Extension Period shall be as follows:

Months 1-12: $83,288.00 per month

Months 13-24:$86,620.00 per month

Months 25-36:$90,085.00 per month

Months 36-48:$93,688.00 per month

Months 48-60:$97,436.00 per month

C.Option Not Assignable Separate From Lease.  The Option herein granted to Lessee is not assignable separate and apart from this Lease and may not be exercised in the event of an assignment of the Lease by anyone other than the successors or assigns of Lessee

D.Assumption of Restoration Obligations.    Lessee’s exercise of either Option shall be deemed to include Lessee’s assumption of all obligations to restore the Premises pursuant to Paragraph 10 and to continue to securitize said obligation to the full amount of the cost of both decommissioning any laboratory or manufacturing facility and removal of all Alterations and other improvements in a manner acceptable to Lessor.   Lessee’s failure to provide such security shall make the Option voidable at Lessor’s option even if Lessee has exercised the Option

E.Effect of Default on Option.

(1)Lessee shall have no right to exercise the Option, notwithstanding any provision in the grant of option to the contrary during the time that an Event of Default exists or if Lessor in the twelve months prior the day on which Lessee exercises the Option Lessor has given to Lessee two (2) or more notices to cure an Event of Default or if during the last twenty four (24) months of the original term Lessee has incurred a late charge on account of the late payment of Base Monthly Rent on three (3) or more separate occasions.

(2)The period of time within which the Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise such Option because of the provisions of the above paragraph.

(3)All rights of Lessee under the provisions of the grant of option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and during the term of this Lease, an Event of Default occurs and Lessee fails to cure the default within the period of time stated in the notice given by Lessor to Lessee to cure the notice  or Lessee fails to commence to cure a non-monetary default within fifteen (15) days after the date that Lessor gives notice to Lessee of such default and/or Lessee fails thereafter to diligently prosecute said cure to completion.

32.   Consent of Parties. Whenever consent or approval of either party is required, that party shall not unreasonably withhold or delay such consent or approval.

33.   Time of Essence. Time is of the essence of each provision of this Lease

34.   Successors. This Lease shall be binding on and inure to the benefit of the parties and their successors and assigns.

35.Covenants and Conditions. All provisions, whether covenants or conditions, on the part of the Lessee shall be deemed to be both covenants and conditions.

36.   California Law. This Lease shall be construed and interpreted in accordance with the laws of the State of California.

37.   Entire Agreement. This Lease cannot be amended or modified except by a written agreement.

38.  Captions. The captions of this Lease shall have no effect on its interpretation.

39.   Number. When required by the context of this Lease, the singular shall include the plural, and vice versa.

40.  Joint and Several Obligations. “Party” shall mean Lessor or Lessee; and if more than one person or entity is Lessor or Lessee, the obligations imposed on that party shall be joint and several.

41.   Authority. lf either party signs as a corporation, partnership, trust, limited liability company or similar entity each of the persons executing this Lease on behalf of such party does hereby covenant and warrant that such party is duly authorized and existing,  that the company is qualified to do business in the State of California and is in good standing in the State of California, that the company has full right and authority to enter into this Lease, and that the  party signing this Lease and that every person signing on behalf of the company is authorized to do so.

42.   Complete Agreement. There are no oral agreements between Lessor and Lessee affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, and understandings, if any, between Lessor and Lessee or displayed by Lessor to Lessee, except for those relating to the nature of the materials to be tested and manufactured within the Premises, with respect to the subject matter of this Lease. There are no other representations between Lessor and Lessee other than those contained in this Lease, and all reliance with respect to any representations is solely upon the representations contained in this Lease.

43.   Real Estate Brokers. Lessee represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner except Jon Faller, Faller Real Estate.    Lessee shall indemnify, defend and hold Lessor harmless from all damages and costs resulting from any claims that may be asserted against Lessor by any broker, finder or other person with which Lessee has or purportedly has dealt.

44.  Addresses for Notices. Any notices required to be sent pursuant to this Lease shall be sent to the parties al the following addresses unless changed pursuant to the notification provisions of this Lease.

TO LESSOR:

JCN Partners, a California Limited Partners

c/o John C. Nickel Properties

If by USPS

JCN Partners, a California Limited Partners

c/o John C. Nickel Properties

AND

JCN Partners, a California Limited Partners

c/o John C. Nickel Properties

With Copy to:

Nancy C. Lenvin

Utrecht & Lenvin, LLP

TO LESSEE

Audentes Therapeutics, Inc.

600 California Street, Suite 1700

San Francisco, CA 94108

Attn:  David Nagler

With a copy to

Linda L. Shelby

Valence Law Group

45.Counterparts. This Lease may be signed in multiple counterparts whích, when signed by all parties, shall constitute a binding agreement.

46.   Access Disclosure. Pursuant to California Civil Code Section 1938, Lessor represents as follows:  The Premises and the Building have to been inspected by a Certified Access Specialist as defined in Section 55.52 of the California Civil Code.

47.   Quiet Possession. Subject to payment by Lessee of the rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

          48.  Lease Memorandum.  The parties agree that they will execute and record a memorandum of lease substantially in the form annexed hereto as Exhibit E.

IN WITNESS W HEREOF, the parties have executed this agreement as of the date first set forth above.

Dated: January 7, 2017	JCN PARTNERS, a California Limited Partnership By: /s/ John C. Nickel Name: John C. Nickel Title: General Partner _________________________________
Dated: January 7, 2017	AUDENTES THERAPEUTICS, INC, a Delaware Corporation By:_/s/ Matthew Patterson Name: Matthew Patterson Title: President and CEO By:

Name:
Title:

EXHIBIT A

LIFE SCIENCE MANUFACTURING FACILITY

528 Eccles Avenue

SOUTH SAN FRANCISCO, CA

Floor Plan

Fermentor
Cage Wash
Temperature Controller Storage
Walk-in Cold Rooms
Stability Chambers

HVAC Area Classification Legend
Vivarium
Office
BSL-2 Area
65% ASHRAE (Mechanical)
ISO Class 8
BSL-3 Area
95% ASHRAE
ISO Class 7
Bio-Safety Cabinet
HEPA filtered/ 12 ACHR
Autoclave

EXHIBIT B

PARKING - EXHIBIT B

ECCLES AVENUE
EXISTING SITE PLAN

22 marked parking spaces.
Additional 14 spaces along the building which tenant's personal property is stored, are crossed out.

EXHIBIT C

(Reserved)

EXHIBIT D

WORK LETTER

This Work Letter is to set forth:

(i)how the Alterations in the Premises are to be constructed;

(ii)who will undertake the construction of the Alterations; and

(iii)who will pay for the construction of the Alterations.

Except as defined in this Work Letter to the contrary, all terms utilized in this Work Letter will have the same meaning ascribed to them in the Lease.  When work, services, consents or approvals are to be provided by or on behalf of Lessor, the term “Lessor” will include Lessor’s agents, contractors, employees and affiliates.

(A)Lessee’s Work.  Lessee shall be responsible for the construction of all Alterations, subject to the terms and conditions hereinafter provided:

(1)Base Building Plans.   The Parties acknowledge that Lessor may not have base building plans (“Base Building Plans”) and that any plans should be obtained by Lessee’s predecessor in interest.

(2)Plans and Specifications.

(a) Lessee will give Lessor at least thirty (30) days prior written notice of its intent to submit Plans for Alterations to Lessor, which notice will provide a summary of the planned Alterations so that Lessor can notify its design professionals and engineers of the up-coming need for their services.

(b)Lessee shall cause to be prepared and delivered to Lessor by reputable and qualified architects and engineers (who shall be approved by Lessor, which approval will not be unreasonably withheld, conditioned or delayed), the following plans and specifications (“Plans”) for all Alterations Lessee desires to have in the Premises (“Lessee’s Work”):

(i)Architectural drawings (consisting of floor construction plan, ceiling lighting and layout, power, and telephone plan).

(ii)Mechanical drawings (consisting of ventilating and cooling systems, electrical, telephone, cabling and plumbing).

(iii)Finish drawings and schedule (consisting of wall finishes and floor finishes and miscellaneous details).

All such Plans shall be submitted to Lessor in a state ready for Lessor’s review and approval, which shall not be unreasonably withheld, conditioned or delayed.   Lessee shall deliver to Lessor five (5) sets of all Plans provided for Lessor’s review, at least one of which shall be a hard copy, with the balance to be in electronic CAD format. Lessee shall electronically transmit at least two of such Plans to such construction professionals engaged by Lessor to assist Lessor in the review of such Plans.   Lessor shall approve or disapprove of such Plans within ten (10) business days after its receipt thereof, provided Lessee had given Lessor the notice required by 2(a) above.  .In the case of disapproval, Lessor shall state its reasons for such disapproval. Lessor and Lessee agree to cooperate and consult with each other on a regular basis in connection with the preparation of such Plans and during construction of  Lessee’s Work.

(b)All Plans shall comply with all: (1) laws and regulations promulgated by any governmental authority having jurisdiction over Lessee’s Work and the proposed resulting use of the Alterations; and (2) the requirements of Lessor’s fire insurance underwriters.  Neither review nor approval by Lessor of the Plans shall constitute a representation or warranty by Lessor that such Plans either: (i) are complete or suitable for their intended purpose; or (ii) comply with applicable laws, ordinances, codes and regulations, it being expressly agreed by Lessee that Lessor assumes no responsibility or liability whatsoever to Lessee or to any other person or entity for such completeness, suitability or compliance, except to the extent that any such work is performed specifically at and in accordance with the specific direction of Lessor or its management agent.   Lessee shall not make any material changes in the Plans (“Changes”), whether before commencement of construction or during construction, without Lessor’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Lessor shall approve or disapprove any such changes within five (5) business days after its receipt thereof. In  the case of disapproval, Lessor shall state its reasons for such disapproval.  If Lessor fails to notify Lessee of its approval or disapproval within said five business day period, Lessee shall deliver a second notice requesting approval of the Changes to Lessor.  .       Lessor’s failure to approve or disapprove the Changes within the second five (5) business day notice period shall be deemed approval of the Changes.   Upon completion of the Lessee’s Work, Lessee shall deliver to Lessor the as-built drawings in both hard copy and electronic format.

(3)Performance of Lessee’s Work.

(a)Lessor shall have the right to approve Lessee’s general contractor (the “Contractor”)  and any subcontractors whose work will affect the Building systems  for the performance of the Lessee’s Work, which approval will not be unreasonably withheld, conditioned or delayed.  Lessor  may require Lessee to give assurances reasonably satisfactory to Lessor that Lessee’s Contractor and its subcontractors shall be reputable, maintain proper insurance (including but not limited to Worker’s Compensation, Employers Liability Insurance, and Comprehensive General Liability Insurance in customary forms and amounts reasonably acceptable to Lessor)  and shall not jeopardize labor harmony.  Lessor may also require Lessee to submit reasonably satisfactory insurance certificates to Lessor.  Lessee shall pay to Lessor, within thirty (30) days after receipt of any invoice therefore, together with reasonable supporting documentation, Lessor’s actual “out of pocket” costs payable to third parties reasonably incurred by Lessor for reviewing the Plans.

(b)Subject to approval of Lessee’s Plans as provided in this Work Letter above and after the filing of the Plans with the appropriate governmental agencies, Lessee shall, at Lessee’s sole costs and expense, except as otherwise provided herein, cause its Contractor to commence, as soon as reasonably practicable, to construct and install and pursue to completion in the Premises  Lessee’s Work in accordance with the Plans (as modified by any Changes reasonably approved by Lessor as provided herein ) and without any material deviation from the Plans (as modified by any such Changes).  Lessee agrees that it shall be responsible for its Contractors and subcontractors, and that all work performed by such parties shall be performed and completed in a good, diligent and workmanlike manner.

(c)To the extent Lessee employs any other contractors from time to time to do work in the Premises, Lessee shall cause such contractors to secure and pay for Worker’s Compensation, Employers Liability Insurance, and Comprehensive General Liability Insurance in customary forms and amounts reasonably acceptable to Lessor.  All policies shall be endorsed to include Lessor and its employees and agents as additional insured.  Certificates of such insurance shall be delivered to Lessor prior to Lessee commencing any work in the Premises.

EXHIBIT E

RECORDING REQUESTED BY:

AND WHEN RECORDED RETURN TO:

(Space above line for Recorder's use)

______________________________________________________________________________

MEMORANDUM OF LEASE

JCN PARTNERS, A CALIFORNIA LIMITED PARTNERSHIP (“Lessor”) and AUDENTES THERAPEUTICS,  INC.  a Delaware corporation (“Lessee”), executed that Lease dated as of ____________________, 2015 (the “Lease”) for premises commonly known as:

528B Eccles Avenue, South San Francisco, California

Lessor and Lessee agree as follows:

1.The Commencement Date of the Lease is ______________________________.

2..The end of the Initial Lease Term and the date on which this Lease will expire is ______________________.

3.Lessee has two (2) five (5) options to extend the term of the Lease.

Dated:

LESSOR:

JCN PARTNERS, a California Limited Partnership

By_____________

Name: __________________

Title: ___________________

LESSEE:

Audentes Therapeutics, Inc., a Delaware corporation

By: /s/ Matthew Patterson

Name: Matthew Patterson

Its: President and CEO

[A notary public or other officer completing this

certificate verifies only the identity of the individual

who signed the document to which this certificate

is attached, and not the truthfulness, accuracy,

or validity of that document.]

STATE OF CALIFORNIA)

) ss.

COUNTY OF ________)

On ____________________, 20__ before me, ______________________________________, notary public, personally appeared ___________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

Witness my hand and official seal.

Signature

[Seal]

[A notary public or other officer completing this

certificate verifies only the identity of the individual

who signed the document to which this certificate

is attached, and not the truthfulness, accuracy,

or validity of that document.]

STATE OF CALIFORNIA)

) ss.

COUNTY OF ________)

On ____________________, 20__ before me, ______________________________________, notary public, personally appeared ___________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

Witness my hand and official seal.

Signature

[Seal]